                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549

                          --------------------------

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2)
                                              -------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                    New York                              13-3818954
         (Jurisdiction of incorporation               (I. R. S. Employer
         if not a U. S. national bank)                Identification No.)

             114 West 47th Street                            10036
              New York,  New York                         (Zip Code)
             (Address of principal
               executive offices)

                          --------------------------

                         Chesapeake Energy Corporation
              (Exact name of OBLIGOR as specified in its charter)

                   Oklahoma                                73-1395733
       (State or other jurisdiction of                 (I. R. S. Employer
        incorporation or organization)                 Identification No.)

          6100 North Western Avenue                           73118
           Oklahoma City, Oklahoma                         (Zip code)
   (Address of principal executive offices)


                          --------------------------

                           --------------------------

                           Chesapeake Operating, Inc.
             (Exact name of REGISTRANT as specified in its charter)

                  Oklahoma                                 73-1343196
      (State or other jurisdiction of                  (I. R. S. Employer
       incorporation or organization)                  Identification No.)

         6100 North Western Avenue                            73118
          Oklahoma City, Oklahoma                          (Zip code)
  (Address of principal executive offices)

                          --------------------------

                     Chesapeake Gas Development Corporation
             (Exact name of REGISTRANT as specified in its charter)

                   Oklahoma                                 73-1461228
       (State or other jurisdiction of                  (I. R. S. Employer
        incorporation or organization)                  Identification No.)

          6100 North Western Avenue                            73118
           Oklahoma City, Oklahoma                          (Zip code)
   (Address of principal executive offices)

                           --------------------------

                   Chesapeake Exploration Limited Partnership
             (Exact name of REGISTRANT as specified in its charter)

                  Oklahoma                                  73-1384282
      (State or other jurisdiction of                   (I. R. S. Employer
       incorporation or organization)                   Identification No.)

         6100 North Western Avenue                             73118
          Oklahoma City, Oklahoma                           (Zip code)
  (Address of principal executive offices)

                           --------------------------

                     7 7/8% Series B Senior Notes due 2004
                      (Title of the indenture securities)




================================================================================

                                    GENERAL



 1.      General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Reserve Bank of New York (2nd District), New York, New
                        York (Board of Governors of the Federal Reserve System).
                 Federal Deposit Insurance Corporation,  Washington,  D. C.
                 New York State Banking Department, Albany, New York

         (b)     Whether it is authorized to exercise corporate trust powers.

                        The trustee is authorized to exercise corporate trust
                 powers.


 2.      Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

         Chesapeake Energy Corporation, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation, Chesapeake Exploration Limited Partnership is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.      List of Exhibits

         T-1.1   --       Organization Certificate, as amended, issued by the
                          State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                          33-97056).

16.      List of Exhibits
         (cont'd)


        T-1.2    --       Included in Exhibit T-1.1.

        T-1.3    --       Included in Exhibit T-1.1.

        T-1.4    --       The By-Laws of United States Trust Company of New
                          York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                          Act of 1939, as amended by the Trust Indenture Reform
                          Act of 1990 (Registration No.  33-97056).

        T-1.6    --       The consent of the trustee required by Section 321(b)
                          of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

        T-1.7    --       A copy of the latest report of condition of the
                          trustee pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE


         As of March 28, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

         In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of March, 1997.



         UNITED STATES TRUST COMPANY OF
                 NEW YORK, Trustee


By:      /s/ GERARD F. GANEY
         ---------------------------------------
         Gerard F. Ganey
         Senior Vice President


RFL/pg

                                                                   EXHIBIT T-1.6


       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



By:      /s/ Gerard F. Ganey
         ------------------------------------------
         Senior Vice President

                                                                   EXHIBIT T-1.7


                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                   $     38,257

Short-Term Investments                                          82,377

Securities, Available for Sale                                 861,975

Loans                                                        1,404,930
Less:  Allowance for Credit Losses                              13,048
                                                          ------------
     Net Loans                                               1,391,882
Premises and Equipment                                          60,012
Other Assets                                                   133,673
                                                          ------------
     TOTAL ASSETS                                         $  2,568,176
                                                          ============

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                 $    466,849
     Interest Bearing                                        1,433,894
                                                          ------------
        Total Deposits                                       1,900,743

Short-Term Credit Facilities                                   369,045
Accounts Payable and Accrued Liabilities                       143,604
                                                          ------------
     TOTAL LIABILITIES                                    $  2,413,392
                                                          ============

STOCKHOLDER'S EQUITY
--------------------
Common Stock  14,995
Capital Surplus                                                 42,394
Retained Earnings                                               98,402
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                           (1,007)
                                                          ------------
TOTAL STOCKHOLDER'S EQUITY                                     154,784
                                                          ------------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                 $  2,568,176
                                                          ============

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

October 24, 1996